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                                                                    EXHIBIT 10.5

                                 AMENDMENT NO. I
                            DATED AS OF JUNE 30, 1998
                           TO THE MANAGEMENT AGREEMENT
                        DATED AS OF APRIL 10, 1997 AMONG
          SMITH BARNEY FUTURES MANAGEMENT INC., SMITH BARNEY WESTPORT
             FUTURES FUND L. P., AND JOHN W. HENRY & COMPANY., INC.

Sections 3(a) and (c) of the Management Agreement are hereby deleted in their entirety and replaced with the following with such changes to be effective July 1, 1998:

                  (a) In consideration of and as compensation for all of the services to be rendered by the Advisor to the Partnership under this Agreement, the Partnership shall pay the Advisor (i) an incentive fee payable quarterly equal to 19% of New Trading Profits (as such term is defined below) earned by the Advisor for the Partnership and (ii) a monthly fee for professional management services equal to 1/3 of 1% (4% per year) of the month end Net Assets of the Partnership allocated to the Advisor.

                  (c) "New Trading Profits" shall mean the excess, if any, of Net Assets managed by the Advisor at the end of the fiscal period over Net Assets managed by the Advisor at the end of the highest previous fiscal period or Net Assets allocated to the Advisor at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new capital contributions, redemptions, reallocations or capital distributions, if any, made during the fiscal period decreased by interest or other income, not directly related to trading activity, earned on the Partnership's assets during the fiscal period, whether the assets are held separately or in margin accounts. No incentive fee shall be paid until the end of the first full calendar quarter of trading, which fee shall be based on New Trading Profits earned from the commencement of trading operations by the Partnership through the end of the first full calendar quarter. Interest income earned, if any, will not be taken into account in computing New Trading Profits earned by the Advisor. If Net Assets allocated to the Advisor are reduced due to redemptions, reallocations or distributions (net of additions), there will be a corresponding proportional reduction in the related loss carryforward amount that must be recouped before the Advisor is eligible to receive another incentive fee.
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                  Except as specifically provided in this Amendment No. I, all terms of the Management Agreement shall remain in full force and effect after the adoption hereof.

                  IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year written below.

SMITH BARNEY                                 JOHN W. HENRY & COMPANY., INC.
FUTURES MANAGEMENT INC.


By:__________________________________        By:________________________________
         David J. Vogel                                Name:
         President and Director                        Title:

SMITH BARNEY
WESTPORT FUTURES FUND L. P. II

By:      Smith Barney
         Futures Management Inc.
         (General Partner)
                                                       Dated as of
                                                           June 30, 1998
By:__________________________________
         David J. Vogel
         President and Director


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